PriceWaterhouseCoopers	Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form F-3 of our report dated March 21, 2005 relating to the financial statements, which appears in Retalix’s Annual Report on Form 20-F for the year ended December 31, 2004. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ Kesselman & Kesselman Kesselman & Kesselman Certified Public Accountants (Isr.)

Tel Aviv, Israel
November 7, 2005